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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333 - _____) pertaining to the TechTeam Global, Inc. 2004 Incentive Stock and Awards Plan, of our report dated February 20, 2004 (except
Note 17, as to which the date is February 26, 2004) with respect to the consolidated financial statements and schedule of TechTeam Global, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Detroit, Michigan
August 30, 2004